EXHIBIT 99.1

NEWS RELEASE

DONLIN GOLD PROJECT RECEIVES RECORD OF DECISION AND MAJOR FEDERAL PERMITS

The U.S. Army Corps of Engineers (the Corps) and Bureau of Land Management (BLM) issued a joint Record of Decision for the Donlin Gold project four months after the publication of the Final Environmental Impact Statement, marking the completion of the multi-year federal environmental review process

The Corps issued a combined Clean Water Act Section 404 and Rivers and Harbors Act Section 10 permit to Donlin Gold

The BLM also issued the Offer to Lease for the pipeline right of way to Donlin Gold

August 13, 2018 — Anchorage, Alaska — Barrick Gold Corporation (TSX:ABX) (NYSE:ABX) and NOVAGOLD RESOURCES INC. (TSX:NG) (NYSE American:NG) are pleased to announce that the U.S. Army Corps of Engineers (the Corps) and the U.S. Bureau of Land Management (BLM) have issued a single Federal Record of Decision (ROD) for the Donlin Gold project following completion of the federal National Environmental Policy Act process. Along with the ROD, the Corps issued a combined permit under Section 404 of the Clean Water Act and Section 10 of the Rivers and Harbors Act. Additionally, the BLM issued the Offer to Lease for the right-of-way for those portions of the natural gas pipeline that would cross federal lands.

“The issuance of the Donlin Gold ROD and key project permits is a significant milestone for both partners,” said Rob Krcmarov, Executive Vice President, Exploration and Growth for Barrick. “It would not have been possible without exceptional professionalism of the Donlin Gold team as well as members of the Corps, BLM, and other federal and state agencies. As one of the largest undeveloped gold deposits in the world, Donlin Gold represents exceptional optionality within our portfolio. Now, with key permits in hand, we can concentrate on further exploring ways of reducing initial capital and unlocking the value of this asset for all of our partners, in keeping with our deep commitment to community engagement and environmental stewardship.”

“The permitting process for the Donlin Gold project was very comprehensive and thorough,” said Greg Lang, NOVAGOLD’s President and Chief Executive Officer. “At various stages of this multi-year undertaking, all stakeholders had multiple opportunities to engage and make meaningful contributions to the final outcome. We would like to extend special gratitude to the Corps, BLM and other cooperating agencies for their successful navigation of this complex process. We would also like to thank Calista Corporation and The Kuskokwim Corporation, our Native Corporation partners, for their unwavering support and commitment to the project. Congratulations to the Donlin Gold team on achieving these important milestones. The ROD is a very detailed document, which serves as the foundation for issuance of the federal permits required for us to build a technically, environmentally, and financially responsible, as well as a socially sustainable, operation.”

The Path Forward

As one of the world’s largest and highest grade undeveloped open pit gold resources, Donlin Gold is well positioned to benefit from rising gold prices. Receipt of the ROD and federal permits represents a very important milestone in its development. Now, Barrick and NOVAGOLD can concentrate on wrapping up the optimization studies and value enhancing options designed to reduce initial capital outlays and improve project economics. Donlin Gold anticipates providing further details in the fourth quarter on the path forward to update the 2011 feasibility study.

About the Donlin Gold Project

Donlin Gold is located in Alaska, the second largest gold-producing state in the U.S. With approximately 39 million ounces of gold grading 2.24 grams per tonne in the measured and indicated resource categories (100 percent basis), [1] it hosts one of the largest and highest-grade undeveloped open pit gold endowments in the world. According to the Second Updated Feasibility Study (as defined above), once in production, Donlin Gold has the potential to produce, on average, more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed mine footprint which currently covers only three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on optimization work, and community outreach.

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1 Donlin Gold data as per the second updated feasibility study effective November 18, 2011, as amended January 20, 2012 (“Second Updated Feasibility Study”). Donlin Gold measured resources of approximately 8 Mt grading 2.52 g/t and indicated resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis. Mineral resources have been estimated in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”).

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Donlin Gold LLC is an Alaska-based company owned equally by NovaGold Resources Alaska, Inc. (NOVAGOLD) and Barrick Gold U.S. Inc. (Barrick), which are wholly owned subsidiaries of NOVAGOLD RESOURCES INC., and Barrick Gold Corporation, respectively.

Scientific and Technical Information

Some scientific and technical information contained herein with respect to the Donlin Gold project is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC for NOVAGOLD with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined in NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under NI 43-101, has approved and verified the scientific and technical information related to the Donlin Gold project contained in this press release.

Barrick Contacts:

INVESTOR CONTACT:

Deni Nicoski
Senior Vice President Investor Relations
Telephone: +1 416 307-7474
Email: dnicoski@barrick.com

MEDIA CONTACT:

Andy Lloyd
Senior Vice President
Communications
Telephone: +1 416 307-7414
Email: alloyd@barrick.com

Toll Free: 1-800-720-7415
www.barrick.com

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Allison Pettit

Investor Relations Manager

604-669-6227 or 1-866-669-6227

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Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on a number of opinions, estimates and assumptions that management of NOVAGOLD and Barrick considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements.  These forward-looking statements include statements regarding the advancement of optimization studies at Donlin Gold; potential opportunities to enhance or maximize the value of Donlin Gold; the timing and likelihood of further permits; opportunities to reduce capital outlays and improve project economics; the potential completion of an updated feasibility study on the project; mine life and production estimates at Donlin Gold; the potential development of Donlin Gold; perceived merit of properties; mineral reserve and resource estimates; work programs; capital expenditures; timelines; strategic plans; benefits of the Donlin Gold project and market prices for precious and base metals. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent management of NOVAGOLD and Barrick’s expectations, estimates and projections regarding future events or circumstances.

Important factors that could cause actual results to differ materially from expectations include the need to obtain permits and governmental approvals; the timing and likelihood of further permits; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation between NOVAGOLD and  Barrick for the continued exploration and development of the Donlin Gold property; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in reports and documents filed by NOVAGOLD and Barrick with applicable securities regulatory authorities from time to time. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD and Barrick on the date the statements are made. NOVAGOLD and Barrick assume no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of “measured” or “indicated resources” will ever be converted into “reserves”. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD and Barrick in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Donlin Gold does not have known reserves, as defined under SEC Industry Guide 7.  Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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